Exhibit 10.42

SECURITY AND SUBORDINATION AGREEMENT

This Security and Subordination Agreement dated as of December 31, 2010 is made by BIO-key International, Inc., a Delaware corporation (the “Debtor” or the “Company”), in favor of The Shaar Fund, Ltd. (“Shaar”), Thomas J. Colatosti (“Colatosti”) (each a “Noteholder” and collectively, the “Noteholders”), and The Shaar Fund, Ltd., as collateral agent (the “Agent”) for the Noteholders (each of the Agent and each Noteholder being a “Secured Party” and the Agent and the Noteholders being collectively, the “Secured Parties”).

Introduction

Pursuant to the Seven Percent (7%) Secured Promissory Notes of even date herewith (each, a “Note” and collectively, the “Related Notes”) issued by the Debtor to Shaar and Colatosti, respectively, the Noteholders have agreed to extend credit to the Debtor upon the terms and subject to the conditions set forth therein.  It is a condition precedent to the obligation of each Noteholder to extend such credit to the Debtor under its respective Related Note that the Debtor and the Secured Parties shall have executed and delivered this Security and Subordination Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Noteholders to extend credit to the Debtor under the Related Notes, the parties hereby agree as follows:

1.                                       Defined Terms.  Unless otherwise defined herein, terms which are defined in the Related Notes and used herein are so used as so defined, and terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as therein defined, and the following terms shall have the following meanings:

“Code” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Collateral” shall have the meaning assigned to it in Section 2 of this Security Agreement.

“Event of Default” shall have the meaning assigned to it in Section 8 of this Security Agreement.

“Obligations” means (a) the unpaid principal amount of, and interest on, and all fees, expenses and other amounts payable under or in respect of, the Related Notes, and (b) all other obligations of Debtor under and pursuant to this Agreement.

“Security Agreement” means this Security and Subordination Agreement, as amended or restated from time to time.

“Senior Debt” means the Note in favor of Shaar (the “Senior Lender”), including all principal, interest (including any interest accruing after commencement of a bankruptcy or similar proceeding) thereon, and any modification, extension, removal, refunding or refinancing of the foregoing, and all fees, expenses and other amounts payable under or in respect of the Note and this Agreement.

“Subordinated Debt” means the Note in favor of Colatosti (the “Subordinated Holder”), including all principal, interest (including any interest accruing after commencement of a bankruptcy or similar proceeding) thereon, and any modification, extension, removal, refunding or refinancing of the foregoing, and all fees, expenses and other amounts payable under or in respect of the Note and this Agreement.

2.                                       Grant of Security Interest.  As security for the due and punctual payment and performance of the Obligations, the Debtor hereby grants to the Agent, for the benefit of the Secured Parties, a continuing security interest in and lien on all of the Debtor’s right, title and interest in and to all tangible and intangible property and assets of the Debtor, whether now owned or existing or hereafter acquired or arising, together with any and all additions and accessions thereto and replacements therefor and proceeds and products thereof and supporting obligations relating thereto (collectively referred to for purposes of this Section 2 as “Collateral”), including without limitation the property described below:

(a)                                  all property coming into the possession, control or custody of, or in transit to, the Agent or any agent or bailee for the Agent, by or for the account of the Debtor, whether expressly as collateral security or for any other purpose, including, without limitation, all property left with the Agent, whether held in a general or special account or for safekeeping or otherwise, and including, but not limited to, cash, negotiable instruments, documents of title, chattel paper, securities of any type and/or description  coming into the possession and/or control of the Agent in any way (including all dividends, interest, or other rights in connection with any such securities), certificates of deposit, deposit accounts, other accounts, interest or dividends thereon, other cash equivalents, supporting obligations and the products and proceeds therefrom;

(b)                                 all tangible personal property, including without limitation all present and future Goods, Inventory (including, without limitation, all merchandise, raw materials, work in process, finished goods and supplies), machinery, Equipment, motor vehicles, rolling stock, tools, furniture, Fixtures, office supplies, computers, computer software and associated equipment, whether now owned or hereafter acquired, including, without limitation, all tangible personal property used in the operation of the business of the Debtor;

(c)                                  all rights under all present and future authorizations, permits, licenses and franchises issued, granted or licensed to the Debtor for the operation of its business;

(d)                                 all rights under all present and future vendor or customer contracts and all franchise, distribution, design, consulting, construction, engineering, management and advertising and related agreements;

(e)           all rights under all present and future leases of real and personal property;

(f)            all Chattel Paper, including electronic and tangible chattel paper;

(g)           all Instruments, including promissory notes;

(h)           all Documents;

(i)            all Letter of Credit Rights;

(j)            all commercial tort claims and consumer goods; and

all other personal property, including, without limitation, all present and future Accounts, control accounts, cash, cash equivalents, deposits, deposit accounts, loss carry back, tax refunds, insurance policies and proceeds, premiums, rebates and refunds, choses in action, Investment Property, including Certificated and Uncertificated Securities and Security Entitlements, partnership interests, limited liability company interests, contracts, contract rights, General Intangibles (including without limitation, Payment Intangibles and Software, all customer and advertiser mailing lists, intellectual property, intellectual property licenses, patents, copyrights, trademarks, trade secrets, trade names, domain names, goodwill, customer lists, advertiser lists, catalogs and other printed materials, publications, indexes, lists, data and other documents and papers relating thereto, blueprints, designs, charts, and research and development, whether on paper, recorded electronically or otherwise), all websites (including without limitation, all content, HTML documents, audiovisual material, software, data, hardware, access lines, connections, copyrights, trademarks, patents and trade secrets relating to such websites) and domain names, any information stored on any medium, including electronic medium, related to any of the personal property of such Debtor, all financials books and records and other books and records relating, in any manner, to the business of such Debtor, all proposals and cost estimates and rights to performance, all instruments and promissory notes, documents and chattel paper, and all debts, obligations and liabilities in whatever form owing to such Debtor from any person, firm or corporation or any other legal entity, whether now existing or hereafter arising, nor or hereafter received by or belonging or owing to such Debtor; and all guaranties and security therefor, and all letters of credit and other supporting obligations in respect of such debts, obligations and liabilities.

3.                                       Rights of Secured Parties; Limitations on Secured Parties’ Liability.

(a)                                  Debtor Remains Liable.  Anything herein to the contrary notwithstanding, the Debtor shall remain liable under each item of Collateral to observe and perform all the conditions and obligations to be observed and performed by them thereunder, all in accordance with the terms of any agreement with respect thereto.  The Secured Parties shall not have any obligation or liability under any item of Collateral (or any agreement with respect thereto) by reason of or arising out of this Security Agreement or the receipt by the Secured Parties of any payment relating to an item of Collateral pursuant hereto, nor shall the Secured Parties be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any item of Collateral (or any agreement with respect thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under item of Collateral (or any agreement with respect thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)                                 Notice to Account Debtors.  Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, the Debtor shall notify account debtors with respect to the Collateral that the Collateral has been assigned to the Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Agent.  The Agent may at any time, in its own name or in the name of others, communicate with account debtors with respect to the Collateral to verify with them to its satisfaction the existence, amount and terms of any item of Collateral.

(c)                                  Collections.  The Agent hereby authorizes the Debtor to collect all items of Collateral, and the Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If required by the Agent at any time after the occurrence and during the continuance of an Event of Default, any payments on or with respect to any item of Collateral, when collected by the Debtor, shall be forthwith (and, in any event, within two business days) delivered by the Debtor to the Agent, in the exact form received, duly endorsed by the Debtor to the Agent or, if required by the Agent, deposited by the Debtor in a special collateral account maintained by the Agent, subject to withdrawal by the Agent only, as hereinafter provided, and, until so delivered or deposited, shall be held by the Debtor in trust for the Agent, segregated from other funds or assets of the Debtor.  All Proceeds constituting collections of any item of Collateral while held by the Agent (or by the Debtor in trust for the Agent) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied thereto by the Agent.  If an Event of Default shall have occurred and be continuing, at any time at the Agent’s election, the Agent may apply all or any part of the property so delivered or the funds so deposited on account of the Obligations in such order as the Agent may elect, and any part of such property or funds which the Agent elects not to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Agent to the Debtor or to whomsoever may be lawfully entitled to receive the same.  At the Agent’s request, the Debtor shall deliver to the Agent on behalf of the Secured Parties all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to any item of Collateral, including, without limitation, all original orders, invoices and shipping receipts and original executed agreements, instruments and documents.

(d)                                 Trust Account.  Upon the occurrence and during the continuance of an Event of Default, the Agent may, in its sole discretion, elect to require the Debtor to establish with the Agent a trust account or lockbox account and to instruct all account Debtor to make payments with respect to all items of Collateral directly to such trust account or lockbox account.  Following such election, the Debtor will collect all payments due with respect to all items of Collateral as the Agent’s collection agent, hold such collections in trust for the Agent without commingling the same with other funds of the Debtor and will promptly, on the day of receipt thereof, transmit such collections to the Agent in the identical form in which they were received by the Debtor, with such endorsements as may be appropriate, accompanied by a report, in form approved by the Agent, showing the amount of such collections and the cash discounts applicable thereto.

(e)                                  Title to Collateral.  The Debtor represents and warrants to the Secured Parties that it has good title to all of the Collateral, free and clear of all liens, security interests and adverse interests.

4.                                       Covenants.  The Debtor covenants and agrees with the Agent and each Secured Party that, from and after the date of this Security Agreement until all Obligations are paid in full:

(a)                                  Indemnification.  The Debtor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, reasonable costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any court, arbitrator or governmental entity, jurisdiction or authority applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement.  In any suit, proceeding or action brought by any Secured Party under any item of Collateral for any sum owing thereunder, or to enforce any provisions of any item of Collateral, the Debtor will save, indemnify and keep the Secured Parties harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtors or obligor thereunder, arising out of a breach by the Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtors or obligor or its successors from the Debtor.  The foregoing indemnification shall not apply to any liabilities, costs or expenses resulting directly from the gross negligence or willful misconduct of the Secured Parties.

(b)                                 Maintenance of Records.  The Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including without limitation, a record of all payments received and all credits granted with respect to all items of Collateral.  For the Secured Parties’ further security, the Debtor hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in all of the Debtor’s books and records pertaining to the Collateral, and upon the occurrence and during the continuance of an Event of Default, the Debtor shall turn over any such books and records to the Agent or to its representative at the request of the Agent.

(c)                                  Right of Inspection.  The Agent shall at all times have full and free access during normal business hours, and upon reasonable prior notice, to all the books of record and account of the Debtor, and the Agent or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Debtor agrees to render to the Agent, at the Debtor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.  The Agent and its representatives shall at all times also have the right during normal business hours, and upon reasonable prior notice, to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same or otherwise protecting its interests therein.

(d)           Compliance with Laws, etc.  The Debtor will comply in all material respects with all laws, rules, regulations and orders of any court, arbitrator or governmental entity, jurisdiction or authority applicable to the Collateral or any part thereof or to the operation of the Debtor’s business; provided, however, that the Debtor may contest any such law, rule, regulation or order in any reasonable manner which shall not, in the reasonable opinion of the Agent, adversely affect the Secured Parties’ rights or the priority of the Agent’s liens on the Collateral.

(e)           Payment of Obligations.  The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Debtor’s books in accordance with U.S. generally accepted accounting principles.

(f)                                    Limitation on Liens on Collateral.  The Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove any lien, security interest, pledge, mortgage, deed of trust, levy, attachment, claim or other charge or encumbrance on or to the Collateral, other than the security interest in favor of the Agent pursuant to this Security Agreement, and will defend the right, title and interest of the Agent in and to any of the Collateral against the claims and demands of all persons or entities whatsoever.

(g)                                 Limitations on Dispositions of Collateral.  The Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or remove or permit the Collateral to be removed from the Debtor’s address, or attempt, offer or contract to do so, without the Secured Parties’ prior written consent, except for those in the ordinary course of business.

(h)                                 Limitations on Discounts, Compromises or Extensions.  Other than in the ordinary course of business as generally conducted by the Debtor, the Debtor will not grant any extension of the time of payment of any item of Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any person or entity liable for the payment thereof, or allow any credit or discount whatsoever thereon.

(i)                                     Maintenance of Insurance.  The Debtor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Collateral against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Agent and (ii) insuring the Debtor against liability for personal injury and property damage relating to such Collateral, such policies to be in such form and amounts and having such coverage, and naming the Secured Parties as additional named insureds, as may be reasonably satisfactory to the Agent.  All such insurance shall (i) provide that no termination, cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Agent of written notice thereof and (ii) be reasonably satisfactory in all other respects to the Agent.  From time to time upon the request of the Agent, the Debtor shall deliver to the Agent insurance policies, certificates or binders as the Agent may from time to time reasonably request.  In the event the Debtor, at any time or times hereafter, shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating hereto, then the Secured Parties, without waiving or releasing any obligation or any Default by the Debtor hereunder, may at any time or times thereafter (but shall be under no obligation to do so), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which the Secured Parties deems advisable.  All sums so disbursed by the Secured Parties, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable on demand by the Debtor to the Secured Parties.

(j)                                     Further Identification of Collateral.  The Debtor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

(k)                                  Further Warranties.  The Debtor further covenants, warrants and represents to the Secured Parties that all representations and warranties of the Debtor contained in this Security Agreement (whether appearing in this Section 4 or elsewhere) shall be true at the time of the Debtor’s execution of this Security Agreement, shall survive the execution, delivery and acceptance thereof by the parties hereto and the closing of the transactions described herein or related hereto and shall be true during the duration thereof.

(l)                                     Change of Name, Location.  Debtor will give the Secured Parties at least ten (10) days’ advance written notice of any change in its corporate name, state of incorporation or office address, or any other change of circumstances that would require a further filing or recording of any financing or continuation statement under the Uniform Commercial Code in any jurisdiction with respect to the security interests and liens created hereby.

5.                                       Further Documentation; Pledge.  At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Debtor, the Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted.  The Debtor hereby authorizes the Agent to file or record any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests and liens created hereby.  A copy or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.  If, at any time, any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, the Debtor shall immediately deliver or cause the delivery to the Agent of such Instrument or Chattel Paper, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Security Agreement.

6.                                       Agent’s Appointment as Attorney-in-Fact.

(a)                                  Powers.  The Debtor hereby irrevocably constitutes and appoints the Agent and any of its officers or agents with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Agent’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Debtor hereby gives the Agent the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do the following:

(i)                                     at any time when the authority of the Debtor to collect the item of Collateral has been curtailed or terminated pursuant to the first sentence of Section 3(c) hereof, or in the case of any Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Debtor or their own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any item of Collateral or with respect to any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

(ii)                                  to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

(iii)                               upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against Debtor, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (G) to make any election with respect to the Collateral under Section 1111 of the U.S. Bankruptcy Code, or take any action under Section 364 or any other section of the U.S. Bankruptcy Code, now existing or as hereinafter amended; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent’s option and the Debtor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent’s liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Debtor might do.

At the reasonable request of the Agent, the Debtor shall deliver to the Agent, one or more further documents ratifying any and all actions that said attorneys shall lawfully take or do or cause to be taken or done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

(b)           Other Powers.  The Debtor also authorizes the Agent, at any time and from time to time, to execute, in connection with the sales provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(c)                                  No Duty on Agent’s Part.  The powers conferred on the Agent hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its shareholders, officers, directors, employees or agents shall be responsible or have any liability to any future holder of any interest in the Obligations, or to the Debtor or other pledgors or obligors for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

(d)                                 Disputes.  If a dispute arises between the Debtor and Secured Parties, the Agent may (but without obligation to do so) commence a civil action in a Court of competent jurisdiction and deposit the Collateral with the Court for determination as to the respective rights of Debtor and Secured Parties to receive the Collateral.  In the event of litigation between the Debtor and Secured Parties concerning disbursement of the Collateral, the Agent may deposit the Collateral with the Court in which such litigation is pending.  At any time, the Agent shall be entitled to apply to any Court of competent jurisdiction of the state and federal courts of New York County, New York to determine the rights of the parties hereto and in the event of such application may deposit the Collateral with such Court.  In any event, the Agent shall be relieved and discharged from any liability or responsibility to the parties upon (i) delivering the Collateral to Debtor or Secured Parties in accordance with the terms of this Security Agreement or (ii) depositing the Collateral with a court in accordance with the terms of this Security Agreement.

(e)                                  Stakeholder.  The Agent is acting in the capacity of agent pursuant to this Security Agreement as a stakeholder only, without compensation and for the convenience and at the request of Secured Parties and Debtor.  The duties of the Agent shall be determined solely by the express provisions of this Security Agreement and are purely ministerial in nature.  As agent, the Agent shall have no duties or responsibilities (including, without limitation, any duty or responsibility to determine whether any delivery or payment is proper under any provision in this Security Agreement), except those duties and responsibilities expressly set forth in this Security Agreement.  Moreover, nothing in this Agreement shall impose any duty upon the Agent to exercise discretion.  The Agent shall not be obligated to act except as expressly set forth in this Security Agreement or pursuant to a final non-appealable judgment, order, or decree of a Court of competent jurisdiction.  If the Agent shall be uncertain as to its duties or rights as agent or shall receive instructions from any party with respect to this Security Agreement which, in its opinion, are in conflict with any of the provisions of this Security Agreement, the Agent shall be entitled to refrain from taking any action other than to keep safely the Collateral.  The Agent may act or refrain from acting in respect of any matter referred to herein in full reliance upon and with the advice of counsel which may be selected by it and shall be fully protected in so acting or refraining from acting upon the advice of such counsel.

(f)                                    Reliance.  The Agent shall be entitled to rely for all purposes of this Security Agreement upon any notice, demand or other communication given to it pursuant to this Security Agreement, and each such notice, demand or communication shall be full authority to the Agent for any action taken, suffered, or omitted in reliance thereof.  The Agent is not responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of any writing delivered to it in accordance with this Security Agreement and may assume that any person signing such writing is authorized to do.  The Agent shall have no duty to know or determine the performance or nonperformance of any provision of any agreement or arrangement that exists between Debtor and Secured Parties and/or any other third parties.

(g)                                 Fees.  The Agent shall be under no obligation to take any action with respect to the Collateral or pursuant to this Security Agreement which, in its reasonable opinion, shall be likely to involve it in any expense or liability, unless and until the Agent shall be furnished with an indemnity satisfactory to it against such expense and liability.  The parties hereto shall jointly and severally indemnify, hold harmless, and defend the Agent from all loss, liability, expenses, costs, damages, litigation or sums (including, without limitation, reasonable attorneys’ fees and disbursements) which the Agent may incur by acting pursuant to this Security Agreement, without prejudice to any right either party may have against the other to recover any amount paid pursuant to the foregoing.  The indemnification obligation provided for in this Security Agreement shall be binding on the parties and on their respective successors and assigns.

7.                                       Performance by Agent of Debtor’s Obligations.  If the Debtor fails to perform or comply with any of their agreements contained herein and the Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Prime Rate (as published by the Wall Street Journal for the most recent applicable one-month period) plus 5%, shall be payable by the Debtor to the Agent on demand and shall constitute Obligations secured hereby.

8.                                       Event of Default.  An Event of Default hereunder shall exist upon the occurrence of an Event of Default under and as defined in any of the Related Notes (an “Event of Default”).

9.             Remedies.  If an Event of Default shall occur and be continuing, the Agent may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, or notice of any kind (except any notice required by law referred to below) to or upon the Debtor or any other person or entity (all and each of which are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity or redemption in the Debtor, which right or equity is hereby waived or released.  The Debtor further agrees, at the Agent’s request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Debtor’s premises or elsewhere.  The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the Code, need the Agent’s account for the surplus, if any, to the Debtor.  To the extent permitted by applicable law, the Debtor waives all claims, damages and demands they may acquire against the Agent arising out of the exercise by the Agent of any of its rights hereunder, provided that such release shall not apply to any claim, damage or demand resulting directly from the gross negligence or willful misconduct of the Agent.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least seven (7) days before such sale or other disposition.  The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent to collect such deficiency.

10.           Limitation on Duties Regarding Preservation of Collateral, etc.  The Agent’s and each Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent or such Secured Party deals with similar property for its own account.  Neither the Agent, the Secured Parties nor any of their directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.  None of the following shall affect the Obligations of the Debtor to the Secured Parties under this Security Agreement or the Secured Parties’ rights with respect to the Collateral:

(i)            Acceptance or retention by the Secured Parties of other property or any interest in property as security for the Obligations;

(ii)           Release of all or any part of the Collateral;

(iii)          Release, extension, renewal, modification or compromise of the liability of any guarantor of the Obligations; or

(iv)          Failure of the Secured Parties to resort to other security or pursue the Debtor or any other obligor liable for any of the Obligations before resorting to the Collateral.

11.           Powers Coupled with an Interest.  All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

12.           Subordination.  All Subordinated Debt shall be junior and subordinate and subject in right of payment to all Senior Debt of the Company, as hereinafter provided in this Section 12.

(a)           Books of Account.  The Company and the Subordinated Holder will mark their respective books of account to show that the Subordinated Debt is subordinated to Senior Debt in the manner and to the extent set forth in this Agreement.

(b)           Payments on Account of Subordinated Debt, etc.  Unless and until all Senior Debt shall have been indefeasibly paid in full, the Company will not make, and no Subordinated Holder will demand, accept or receive any direct or indirect payment (in cash, property, by set-off, as the proceeds of Collateral under this Agreement, or otherwise) of or on account of any Subordinated Debt and no such payment shall be due.  Unless and until all Senior Debt shall have been indefeasibly paid in full, no Subordinated Holder will (i) commence any legal or judicial proceeding against the Company, or join with any creditor in bringing any such proceeding, under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the Federal or any state government unless the holder of 51% of the Senior Debt then outstanding shall join in such proceeding, or (ii) commence any action or proceeding against the Company to recover all or any part of such Subordinated Debt, or (iii) take any action to accelerate the maturity of any Subordinated Debt.

(c)           Insolvency, etc.  In the event of (i) any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relative to the Company or its creditors or its property, or (ii) any proceeding for the voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors, or (iv) any distribution, division, marshalling or application of any of the properties or assets of the Company or the proceeds thereof, to creditors, voluntary or involuntary, whether or not pursuant to the foreclosure or sale of Collateral pursuant to this Agreement or involving legal proceedings, then and in any such event:

A.            all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be indefeasibly paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made by the Company in respect of any Subordinated Debt;

B.            all principal of, premium (if any) and interest on Subordinated Debt shall forthwith (notwithstanding the terms of subsection (b)) become due and payable, and any payment or distribution of any character, whether in cash, securities or other property, which would otherwise (but for the terms hereof) be payable or deliverable by the Company in respect of any Subordinated Debt (including any payment or distribution in respect of any Subordinated Debt by reason of any other indebtedness of the Company being subordinated to the Subordinated Debt, and any distribution of cash, property, stock or obligations which are issued pursuant to any order or decree of any court, or pursuant to reorganization, dissolution or liquidation proceedings, whether or not purporting to give effect to the subordination of the Subordinated Debt to the Senior Debt), shall be paid or delivered directly to the holders of Senior Debt at the time outstanding (or their respective representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, until all Senior Debt shall have been indefeasibly paid in full, and each Subordinated Holder irrevocably authorizes, empowers and directs the Agent and all receivers, trustees, liquidators, conservators and others having authority in the premises to effect all such payments and deliveries;

C.            each Subordinated Holder irrevocably authorizes and empowers (without imposing any obligation on) the Agent and each holder of Senior Debt at the time outstanding and such holder’s representatives to demand, sue for, collect and receive such holder’s ratable share of all such payments and distributions and to receipt therefor, and to file and prove all claims therefor and take all such other action (including the right to vote such Senior Debt holder’s ratable share of the Subordinated Debt), in the name of the holders of the Subordinated Debt or otherwise, as such Senior Debt holder or such holder’s representatives may determine to be necessary or appropriate for the enforcement of this Section 12; and

D.            each Subordinated Holder shall execute and deliver to the Agent and each holder of Senior Debt and such holder’s representatives all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action as may be reasonably requested by such holder or such holder’s representatives, in order to enable such holder to enforce all claims upon or in respect of such holder’s ratable share of the Subordinated Debt.

(d)           Payments and Distributions Received.  If any payment or distribution of any character (whether in cash, securities or other property) or any security shall be received by any Subordinated Holder in contravention of any of the terms hereof and before all Senior Debt shall have been indefeasibly paid in full, such payment or distribution or security shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding (or their respective representatives) for application ratably to the payment of all Senior Debt remaining unpaid to the extent necessary to indefeasibly pay all such Senior Debt in full.  In the event of the failure of any Subordinated Holder to endorse or assign any such payment, distribution or security, each holder of Senior Debt and each such holder’s representative is hereby irrevocably authorized to endorse or assign the same.

(e)           Excess Senior Debt Payment, Subrogation, etc.  If cash, securities or other property otherwise payable or deliverable to the Subordinated Holders shall have been applied, pursuant to subsections 12(c) or 12(d) hereof, or by the Agent upon sale or foreclosure of the Collateral, to the indefeasible payment of Senior Debt in full, then and in such case, the holders of the Subordinated Debt (i) shall be entitled to receive from the holders of the Senior Debt at the time outstanding any payments or distributions received by such Senior Debt holders in excess of the amount sufficient to pay all Senior Debt in full and (ii) shall be subrogated to any rights of the holders of Senior Debt to receive all further payments or distributions applicable to the Senior Debt, until all principal of, premium (if any) and interest on the Subordinated Debt shall have been paid in full.

(f)            No Security.  So long as any of the Senior Debt shall not have been indefeasibly paid in full (i) the Company shall not give, and the Subordinated Holders shall not demand, accept or receive, any additional security, direct or indirect, for any Subordinated Debt (other than pursuant to the remaining sections of this Security Agreement), and (ii) neither the Company nor the Subordinated Holders will take or participate in any action to foreclose upon or otherwise receive any property in respect of any liens in favor of the Agent under this Agreement or any other loans now existing in favor of the Subordinated Holders with respect to the Subordinated Debt.

(g)           Obligations Not Impaired.  Except to the extent provided in this Agreement, Subordinated Debt may not become due and payable or be paid, provided that, nothing contained in this Agreement shall impair, as between the Company and any Subordinated Holder, the obligations of the Company to pay to such Subordinated Holder the principal thereof and the premium (if any) and interest thereon as and when the same shall become due and payable in accordance with the terms thereof, all subject to the rights of the holders of Senior Debt under this Section 12.

(h)           Subordination Not Affected, etc.  The terms of this Section 12, the subordination effected hereby and the rights of the holders of Senior Debt and the obligations of the Subordinated Holders and the Company hereunder shall not be affected by (i) any amendment of or addition or supplement to any Senior Debt or any instrument or agreement relating thereto (including, without limitation, any of the foregoing which would be effective to change the amount, manner, place or terms of payment or change or extend the time of payment of Senior Debt or to further restrict payments on Subordinated Debt); (ii) any exercise or non-exercise of any right, power or remedy under or in respect of any Senior Debt or any instrument or agreement relating thereto; (iii) any sale, exchange, release or other transaction affecting all or any part of any property at any time pledged or mortgaged to secure, or however securing, Senior Debt; (iv) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission, in respect of any Senior Debt or any instrument or agreement relating thereto; or (v) any application by any holder or holders of Senior Debt of any amount or sum (by whomsoever paid or however realized) to Senior Debt, whether or not the holders of Subordinated Debt shall have had notice or knowledge of any of the foregoing.

(i)            Changes, Waiver, etc.  Neither any term of this Section 12, nor any term of any Subordinated Debt may be changed or waived except with the prior written consent of the holders of not less than 51% in aggregate principal amount of the Senior Debt at the time outstanding.  This Section shall be a continuing agreement and shall remain in full force and effect so long as there are both Senior Debt and Subordinated Debt outstanding.

(j)            Further Assurances, etc.

(i)            Each Subordinated Holder and the Company authorizes the Agent or the Senior Lender to file any financing or continuation statement under the Uniform Commercial Code without the signature of such Subordinated Holder or the Company in order to evidence the security interest of the Senior Lender in the Subordinated Debt and the subordination of the Subordinated Debt as provided in this Agreement.

(ii)           In order to carry out the terms and the intent of this Agreement more effectively, each Subordinated Holder and the Company each will do all acts and execute all further instruments necessary or convenient to preserve for the Senior Lender the benefit of this Agreement.

(k)           Indefeasible Payment.  For all purposes of this Agreement, Senior Debt shall not be deemed to have been indefeasibly paid in full unless (i) the holders thereof (or their duly authorized representatives) shall have received cash equal to the full amount of Senior Debt at the time outstanding and (ii) no petition shall have been filed under the Federal Bankruptcy Code in respect of the Company during the period next following such receipt which shall be equal to the applicable preference period specified in such Code (or any successor thereto).

(l)            Legend.  The Company and each Subordinated Holder, for itself and its successors and assigns as holder(s) of Subordinated Debt, covenant to cause each Note, agreement and instrument representing or evidencing any of the Subordinated Debt to have conspicuously affixed upon it a legend which shall read substantially as follows:

“This Note [instrument] [agreement] is subject to a Security and Subordination Agreement dated as of December 31, 2010 among Bio-Key International, Inc., The Shaar Fund, Ltd., Thomas Colatosti and The Shaar Fund, Ltd., as Agent for the benefit of The Shaar Fund, Ltd. and any other holders from time to time of the

Senior Debt, as defined therein, pursuant to which Security and Subordination Agreement this Note [instrument] [agreement] has been subordinated to the Senior Debt.  By its acceptance of this Note [instrument] [agreement], each holder hereof [each party hereto] agrees to be bound by the provisions of such Security and Subordination Agreement to the same extent as if originally named a Subordinated Holder under (and as defined in) such Security and Subordination Agreement.”

13.           Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.           Paragraph Headings.  The paragraph and Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

15.           No Waiver; Cumulative Remedies.  The Agent shall not by any act (except by a written instrument pursuant to Section 16 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Agent, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Agent would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

16.           Waivers and Amendments; Successors and Assigns.  None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Debtor and the Agent.  This Security Agreement shall be binding upon the successors and assigns of the Debtor and shall inure to the benefit of the Agent and its successors and assigns.

17.           Termination of Security Interest.  This Security Agreement and the security interest in the Collateral created hereby shall automatically terminate upon the payment in full of all Obligations.  In such event, the Agent agrees to execute appropriate releases of liens on the Collateral upon the request of the Debtor and at the Debtor’s expense.

18.           Governing Law.  This Security Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without giving effect to applicable principles of conflict of law. Each of the parties submits to the exclusive jurisdiction of the state and federal courts of New York County, New York in connection with any dispute arising under this Security Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non-conveniens, to the bringing of any such proceeding in such jurisdictions.

19.           Waiver of Trial by Jury.  THE DEBTOR EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OFACTION (A) ARISING UNDER THIS SECURITY AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE DEBTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THIS WAIVER OF THE RIGHT TO TRIAL BY JURY.

20.           Notices.  All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the following addresses or to such other e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 20:

If to the Debtor, to:	BIO-key International, Inc. 3349 Highway 138 Building D, Suite B Wall, NJ 07719 Attn: Chief Executive Officer Facsimile: (732) 359-1101

with a copy (which shall not constitute notice) to:	Choate, Hall & Stewart LLP Two International Place Boston, MA 02110 Attention: Charles J. Johnson, Esq. Facsimile: (617) 248-4000

If to the Agent or Shaar, to:	The Shaar Fund Ltd. c/o SS&C Fund Services N.V. Pareraweg 45 Curacao, Netherlands Antilles Facsimile: (599-9) 434-3560

with a copy (which shall not constitute notice) to:	Meltzer, Lippe, Goldstein & Breitstone, LLP 190 Willis Avenue Mineola, NY 11501 Attention: Ira R. Halperin, Esq. Facsimile: (516) 747-0653

If to Colatosti, to:	Thomas J. Colatosti Chairman & CEO American Security Ventures P.O. Box 3 Lexington, MA 02420

21.           Entire Agreement.  This Security Agreement constitutes the full and entire understanding between the Debtor and the Secured Parties with respect to the subject matter hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be duly executed and delivered as of the date first above written.

DEBTOR:

BIO-KEY INTERNATIONAL, INC.

By:
Name:
Title:

NOTEHOLDERS:

THE SHAAR FUND, LTD. (Senior Lender)

By:	SS&C Fund Services N.V.

By:
Name:
Title:

Thomas J. Colatosti (Subordinated Lender)

[Signature Page to Security and Subordination Agreement]

AGENT:

THE SHAAR FUND, LTD.

By:	SS&C Fund Services N.V.

By:
Name:
Title:

[Signature Page to Security and Subordination Agreement]